EXHIBIT 99.1
               INFORMATION RELATED TO FORWARD LOOKING STATEMENTS

     THIS PRESENTATION INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO GENERATE SUFFICIENT NET INCOME TO ACHIEVE A RETURN ON EQUITY ON A GAAP BASIS OF 28 PERCENT TO 30 PERCENT; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE COMPANY'S ABILITY TO INTRODUCE NEW PRODUCTS, REWARD PROGRAM ENHANCEMENTS AND SERVICE ENHANCEMENTS ON A TIMELY BASIS DURING 2006; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; AND FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS AND RETURN ON LENDING PRODUCTS. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AND ITS OTHER REPORTS FILED WITH THE SEC.

--------------------------------------------------------------------------------
                    UBS 2006 GLOBAL FINANCIAL SERVICES CONFERENCE
                         KENNETH I. CHENAULT REMARKS

                                 May 16, 2006
--------------------------------------------------------------------------------

Talking points prepared for presentation to the UBS 2006 Global Financial Services Conference by American Express Chairman and Chief Executive Officer Ken Chenault on May 16, 2006.

[FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY WEB SITE]


Thank you, Eric.  It's a pleasure for me to be here with all of you today.

I'd like to cover two topics with you over the next twenty minutes or so.

First, given that everyone's knowledge of American Express is probably varied, I'll quickly review our first quarter performance.

After that, I'll spend my time on one of the unique advantages I believe we have within the payments industry - our spend-centric model.

I'll discuss the differences and advantages of a spend vs. lend-centric model, as well as discuss two core assets that support our model - our brand and the continuous innovation we apply to realize our spend potential.

Let me start with our recent performance.

As you've seen by now, our first quarter results maintained the strong financial and business momentum we've achieved over the past few years.

We met or exceeded each of our on-average-and-over-time financial targets for EPS growth, revenue growth and return on equity.

Our strong performance is the result of the business building investments we've made over the last several years, in alignment with our continuing focus on generating spend.

As you can see here, our bottom-line performance was clearly driven by the strength of our core business metrics.

Our first quarter results included 16% growth in card billings, a 10% growth in cards in force, 16% growth in managed cardmember loans* and a 6% increase in travel sales.

Our earnings were also helped by our best in class credit performance.

Now, as you've probably seen, most card companies saw pretty good earnings this quarter due to the reserve benefits of last year's U.S. bankruptcy legislation.

What made our performance stand out, however, was the relative strength of our volume growth.

We continue to see excellent growth in billings against our major competitors.

Our spend volumes grew at 16%, a very strong performance, particularly when you consider the high growth we've generated over the last several quarters.

Our growth in receivables also continues to outpace the weaker performance of our peers.

-----------
* On a GAAP basis, loan growth was 26% in the first quarter of 2006 versus the prior year's comparable period.

Our 16% increase* puts us well above the single digit growth rate of every other major player.

Given that each of these competitors utilizes a lend-centric model and therefore depends on AR growth to drive revenues, this slide clearly shows the hurdles they face in generating future top-line performance.

The growth advantage in the quarter was a continuation of the momentum we saw throughout last year.

The strength of our relative performance in 2005 translated into share gains for us once again in the U.S., as well as in many international markets.

Within the U.S., we gained share against Visa, Mastercard and Discover when looking at overall credit and charge spending, and even when including the fast growing debit segment.

This graph shows our share gains of U.S. purchase volumes but a similar slide for lending balances would show share gains as well.

While first quarter results are not yet available, the comparisons I showed a moment ago suggest this trend in share has continued in 2006.

                             * * * * * * * * * * *

Now, I spend a fair amount of my time in forums such as this one today and in individual meetings with investors.

And, during just about any of these sessions, a number of common questions tend to come up.

The number one question that I get, or that Gary or Ron Stovall hear, relates directly to this slide.

Most people look at these results and say:  "OK. Good performance".

Without a pause, however, this comment is then followed by the question: "How do you keep it up?"

How do you keep growing? How do you continue to separate yourself from the rest of the pack?

So, this is where I want to start today.

I thought I'd share with you how I think about our ability to grow, and also about what I think puts us in an advantaged position to sustain this growth over the moderate to long-term.

I'm going to talk about three of those advantages today, as I believe they represent core elements of our future growth potential.

The first of these is our spend centric model.

Many of you have probably seen this graphic before.

Our spend-centric model is the core element of our growth strategy and is the foundation for all of our tactics and plans around the globe.

The components of our model are fairly simple:
        - acquire and maintain an attractive customer base;
        - generate high levels of spending from that base in order to merit premium economics from merchants;
        - and then continually reinvest these economics back into superior value for customers and prospects.

We are the only major card issuer to predominantly utilize a spend-centric model.

-----------
* On a GAAP basis, loan growth was 26% in the first quarter of 2006 versus the prior year's comparable period.

As such, the economic advantages of this model become our competitive advantages in the marketplace.

So what are some of the advantages?

The first benefit is the higher spend velocity generated by this type of model.

Spend velocity is a ratio of card volumes to receivable balances, and is an indicator of capital utilization.

As you can see, among major players we are the clear leader in this metric.

In our worldwide charge and lending businesses we currently generate more than 6 dollars of spend for every dollar of receivables.*

This result is driven by our high spending proprietary card base, as well as by the acceleration of billings within our network business.

As a result of this high level of spend, the growth of our card business requires far less capital than that of a lend-focused issuer.

Moving from the balance sheet to the income statement, the advantages of our model continue to play out.

Comparing our average spend and economics against the spend and economics of a lend based competitor, we also see an advantage when it comes to profitability.

Our higher spend, premium discount rate, and higher level of card fees give us an overall revenue advantage.

While our proportion of spread revenues and back end fees are clearly not as high as our competitors, our funding costs are also proportionately less given the higher velocity of our receivables.

On the expense side of the ledger, our cost to acquire a card and the ongoing support of our product value propositions are both relatively higher, as you would expect.

This is partially offset, however, by lower proportionate provision and interest costs given the pay in full nature of our charge products.

Net, net, our overall profit per account does give us an earnings advantage against our lend-based peers.

Since less capital is required to support our business, and our profitability is higher, our return on equity is significantly higher than that of lend-based competitors.

While it is difficult in some cases to determine the standalone ROE of the card segments of individual competitors, in aggregate we believe the returns of our spend-centric model are significantly higher than a lend-based portfolio.

The ultimate benefactors of our economic advantages are clearly our shareholders, who are able to see a higher valuation of their investment.

This scatter diagram graphs the quarterly valuation and return metrics of a broad set of financial services companies over a 12 year period.

The strong correlation between ROE and valuation indicates that for every 1% lift in ROE, shareholders gain a 5% lift in investment value.

-----------
* Spend velocity determined using average GAAP (i.e., owned) receivables was 8.1:1 for 2005.

So, as you can see, a spend centric model includes a number of economic advantages, advantages that are uniquely ours given the lend-based competitive set we face in the marketplace. It's because of our spend focus that we also have a different outlook on the growth potential within the industry.

A number of my peers have stated that they view the card industry as mature, and they've used this as a rationale for diversifying into other business lines.

I take a different view. I don't believe the card industry is mature; in fact, I believe it holds a lot of long-term potential.

The difference here is that my viewpoint is shaped by looking at overall SPEND potential, whereas my peers are looking at LEND potential.

If I ran a lend-based competitor and looked at an economic projection that showed a 2% to 3% long-term growth rate for lending balances, I'd probably also be looking for different sources of growth.

With a lend-based focus, once an existing customer hits his or her credit limit, growth can only come by adding new customers with new balances.

This puts lend-based players on an acquisition treadmill, one that leads to higher and higher volumes of direct mail, offering products at lower and lower
- and finally zero - yield.

With this type of model, growth essentially becomes bounded, leading to a perception that the market is mature.

A spend-based model doesn't have the same limitations.

As long as the potential for consumer and business spend increases, we have the potential for growth.

First, there's the base level of growth expected across the economy.

As an example, in the U.S. over the next 5 years, consumer spend is expected to be up 5% per year.

On top of this, you then layer on the opportunities for increased share of plastic spend.

Plastic has gradually shifted share from cash and checks over the last 10 years, and this trend is expected to continue.

In fact, plastic's share of total U.S. consumer payments is expected to increase from 38% of expenditures to 48% by the end of the decade, adding over $1.5 trillion of growth potential.

That example is for U.S. consumers, but other segments and geographies offer even greater potential.

For example, U.S. small businesses only put 15% of their spending on plastic, Middle Market companies less than 10%, and International consumers less than 25%.

So far from seeing a mature industry, I see growth opportunities, opportunities that I believe we're in a unique position to capitalize on because of our spend-based model.

I don't want to imply, however, that just because we have a unique model that our growth is on auto-pilot.

Yes, overall spend potential will grow in the future, but we know we're going to have to compete aggressively every day to continue to grow market share.

We're helped in this fight by two important assets that work in alignment with, and in support of, our spend model.

The first of these is our brand.

Our brand is a critical component of our business model.

It is globally recognized, it has distinctive attributes within the industry and it is a unique asset that competitors can't replicate.

Now, I know that some people don't place great value on brands.

They say we're now in one of those cycles where cards are a commodity and brands are less relevant.

As you might imagine, I disagree pretty strongly with that view.

I believe that brands will always matter, and that strong brands are direct contributors to business growth and growth potential.

Given the company I lead this view probably doesn't surprise you.

American Express, after all, is a brand-based company.

Over the course of our 156 year history, our brand has become an icon.

The compound impact over the years of everything from Karl Malden, to the mystique of our Black Card, to being a plot point on the Sopranos has made our brand one of the most valued in the world.

A recent global brand ranking by Interbrand places our brand value in 14th position, a disproportionately high ranking relative to our placement of 174 on the Fortune Global 500.

Our brand also has what Warren Buffett has referred to as "share of mind" of customers and prospects.

It stands for attributes that have meaning to people, in addition to setting an expectation.

Brands are generally defined along three parameters:
        - the rational value provided by the branded product,
        - the customer experience when using the product,
        - and the emotional affinity or relationship established with the company.

Brand value is built by focusing on any of these three components, but great brands have strengths along all three axes at the same time.

As you can imagine, I believe our brand falls into this latter category.
The rational value generated by our rewards programs, co-brands or revolve terms is supported by a strong service experience, which leads to the emotional affinity customers have for our company - whether the result of our premium positioning, the "home away from home" security we provide or the customer advocacy we maintain.

By strengthening each leg of this triangle we've been able to build upon the historical value of our brand and grow both its tangible and intangible value.

In fact, within our peer group, it is difficult to think of a competitor whose brand resonates with people to the extent that our does.

Whether, as an example, we look at Visa on the network side of the business, or Cap One on the issuer side, I don't believe the attachment and "share of mind" that people have for our brand has been equaled.

Over our company's history our brand has, of course, evolved in different ways.

Our premium positioning has generally remained unchanged over time.

Our brand has been synonymous with this segment as a result of all three brand elements - the rational value of our product propositions, the customer experience we provide, and the emotional aspiration of success associated with our products.

This positioning has a strong "pull" effect among both existing customers and prospects.

It's what allows us to offer the most premium product in the market - our $2500 Centurion product - by invitation only, without spending ANY investment dollars on acquisition marketing.

But, as I said, the rational element of our brand is also an important element of the equation.

A premium product requires proportionate value so, in addition to the service and benefits offered by our products, we have also created and refined the broadest loyalty program in the marketplace.

Membership Rewards is an important element of our premium value proposition, and it is also a program that supports several of our brand attributes such as customer commitment and quality. Our MR program continues to grow in terms of partners and enrolled cards, and it is at the center of our spend-centric focus.

Over this 3 year time period spending within the MR program increased by more than 75%.

This benefits us not just in higher overall spend, but also in lower A/R days, better credit performance and better cardmember retention.

But, as I said earlier, our brand has evolved.

And, over the last 10 years we have actively worked to expand its relevance beyond our traditional T&E-centric charge cards.

To do this we developed a broad and innovative product portfolio, including cards with different functionality and utility in order to appeal to a wider audience of prospective customers.

Beginning with the introduction of Blue from American Express, and then with products such as Costco, Jet Blue and the other cards you see here, we broadened our brand definition to be relevant to a different demographic, including customers who want the option to revolve.

This has been true in markets around the world, and I believe it demonstrates our ability to effectively leverage and expand our brand and have it resonate outside of its original core customer.

Now, I've made this sound simple, but expanding the relevance of our brand and our products was the result of a lot of hard work.

For example, one critical task in making our products more relevant was changing both the reality and the perception that our products were used only for T&E spending.

To do this we had to move into new merchant categories, sign key accounts and communicate our actions to our card base and to prospects.

It was not an easy task, but as you can see here we've succeeded at significantly changing our spend profile.

Where we once had only one third of billings outside of the T&E category, that percentage has now shifted to two thirds as we increased our acceptance into retail locations, supermarkets and drug stores.

As we expanded our franchise into lending products and everyday spend over the last 10 years, our brand proved its flexibility and expanded with us.

It is now more vibrant and relevant than ever, increasing its value to our company and directly contributing to the growth of our global payments business.

Another core asset that supports and contributes to our spend-centric model and our brand is our ability to innovate.

The payments industry is consistently evolving, and any company that stands still is essentially moving backwards.

We've made a conscious choice to be among the leaders in this business and, as a result, we've significantly invested in innovation across several axes.

The most noticeable form of innovation is product development and, as you saw before, we've been quite active on this front.

This is just a sampling of the proprietary products we've launched here in the U.S.

(A complete visual of our global launches over the last three years would include over 400 new and enhanced proprietary and network products.)

As this slide shows, we've gained relevance outside of our core charge card demographic by continually improving our targeting and segmentation.

We've focused on key groups of prospects and developed products relevant to them -- for example, younger, city residents targeted by our In:NYC, LA or Chicago cards, or those looking to add to their savings through the automatic deposits of our American Express One product.

But new products are just one element of innovation.

We've also invested in process innovation to improve our cost efficiency and improve our service.

To this end, we've focused on technology innovation and, specifically, on-line technology.

We've expanded our internet capabilities to the point where we now have more web interactions with customers than we do via the phone.

From redeeming Membership Reward points to making a payment, over 80% of our service transactions are now available, and actively being used, online.

In addition to servicing, we continue to enhance our online acquisition capabilities.

After the launch of our new home page in the third quarter last year, the number of consumer cards we acquired online increased 80% above any previous quarter.

Another area of innovation has been cardmember benefits.

We continually work to enhance the value of our products, and one of the most popular and relevant has been advantaged access.

Through relationships with concert promoters, entertainment venues and Broadway theaters, we've been able to offer our cardmembers unique access to a range of entertainment experiences.

By leveraging our merchant relationships and our premium card base, we've been able to offer value propositions that benefit both constituencies.

Cardmembers get early access to high-demand events, while merchants get advanced ticket sales and cash flow from a high-quality, highly involved customer base.

Examples of this win-win proposition include the recent Broadway runs of The Odd Couple and Three Days of Rain, both of which were essentially sold out to our cardmember base.

Finally, we've also worked to innovate our customer experience.

One great example of this has been the "My Wish List" program we launched online in the U.S. last year.

My Wish List is a customer benefit where cardmembers have an exclusive opportunity to purchase limited-supply,premium items or experiences from merchants or manufacturers.

Our promotion in the fourth quarter drew more than 7 million site visits with extremely high repeat rates.

More than 20% of our existing U.S. consumer and small business cardmembers visited the "My Wish List" site.

And, in terms of benefits to our merchants, some participating merchants saw transaction sizes that were close to double their overall average.

This unique customer experience was available to all American Express cardmembers, both proprietary and holders of American Express branded cards issued by our bank partners.

By providing an innovative online experience, and by leveraging our closed loop relationships, we were able to successfully enhance each element of our brand triangle with both cardmembers and merchants - rational value, the customer experience and emotional affinity.

So, our spend-centric model, supported by an ever-strengthening brand and a range of innovations, has been at the core of our strategy over the last several years.

But while many, if not most, business strategies sound good in theory, they are proved or disproved in the marketplace.

So, moving from theory to reality, how has our spend-centric model performed?

Looking back just 6 years ago, the U.S. card market was quite a different place.

The industry was having a terrific year, with almost all players seeing strong double digit growth.
Our absolute growth of 19% in the U.S. was pretty strong, but on a relative basis we were only in the middle of the pack.

Five years later, by aggressively developing and implementing our spend-centric model, we've made significant progress.

We lead the industry in terms of global billings, and have established a sizable, positive gap between ourselves and the rest of the now-consolidated industry.

The same picture can be seen within lending.

In 2000 the industry was growing exceptionally fast and, while our managed balances in the U.S. were up 23%*, we were just managing to stay in line with the industry average.

By 2005 the change in industry performance, and our own relative performance, was pretty striking.

Even as growth in AR balances slowed dramatically across the industry versus 2000, our spend-centric focus enabled us to outgrow our major competitors by a wide margin.

As I've mentioned before, loan balances are an outcome of our spend-focus, not an objective.

By offering strong value propositions, expanded relevance and flexible options to our cardmembers, our spend focus has allowed us to significantly grow our managed balances, while maintaining industry leading credit quality and without being overly reliant on balance transfer offers.

For me, all of the elements I've discussed - our spend-centric model, our brand and our market innovations - come together in this slide.

Given our business model, our most significant metric is average spending per card.

It is the indicator that best assesses the health of our franchise and the impact of our strategy.

On this graph both the absolute level of our gap against the associations, as well as the direction of the line, clearly indicate that, contrary to the press releases of Visa and Mastercard, our position as the network of choice for high spenders remains unchanged.

In closing, let me just say that I remain quite confident in both the direction and the execution of our spend-centric strategy.

To me it comes down to results and growth potential.

In terms of results, the strength and vibrancy of any strategy or any brand is best judged by strong organic growth, and against that benchmark our performance is unequaled by any major player.

In terms of growth, I believe the potential for our future performance remains strong.

Competitors may attempt to copy specific elements of our products, but our business model, innovation and long-established brand remain unique.

Each of these assets differentiates our company in the marketplace, and each provides a competitive advantage that is difficult to replicate.

We've got the momentum, talent and business foundation to generate strong shareholder value.

And I believe we will continue to do so.

Thank you.

QUESTION AND ANSWER

----------
* On a GAAP basis, loan growth was 8% in 2000 versus 1999.